Exhibit 99

FOR IMMEDIATE RELEASE, WEDNESDAY, OCTOBER 15, 2008

October 15, 2008

Contact:                      Teresa Sherman, Director of Shareholder Relations
Telephone:                 (304) 530-0526
Email:                            tsherman@summitfgi.com

SUMMIT FINANCIAL GROUP ANNOUNCES SECOND HALF 2008 SEMI-ANNUAL DIVIDEND

MOOREFIELD, WV – October 15, 2008 -- SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF), a $1.6 billion financial holding company headquartered in Moorefield, West Virginia, today announces its second half 2008 semi-annual cash dividend.  The dividend will be $0.18 per share and is payable on December 15, 2008 to shareholders of record as of December 1, 2008.  This dividend combined with the dividend paid in the first half of 2008 represents a total cash dividend of $0.36 per share for the year, an increase of 5.88% over the $0.34 per share paid in 2007.

Summit Financial Group, Inc., a financial holding company with total assets of $1.6 billion, provides community banking and insurance services.  Summit Community Bank, its wholly-owned community bank, operates fifteen banking offices located in the Shenandoah Valley and Northern regions of Virginia and the Eastern Panhandle and South Central regions of West Virginia.  Summit also operates Summit Insurance Services, LLC.